Re: Questions 72 DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

 The HSBC Investor Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

 Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
      72DD1-74U1 Class A, Class B, Class C and Class Y
                           Shares where applicable
      72DD2-74U2  Class D and Class I Shares, where applicable

 The following is a class breakout of the total income distributions (000s), NAVs, income distributions per share and shares outstanding (000s) at April 30, 2010:

				 Total Income  		 Income 	 Shares
	 			Distributions  		 DistributionsOutstanding
	 				(000s) NAV 	       per share 	 (000s)

 Class A Shares
 Aggressive Strategy Fund 	 -   	 11.57 	 -   	 	603
 Conservative Strategy Fund 	 50 	 10.67 	 0.1005 	 520
 Balanced Strategy Fund 	 121 	 11.48 	 0.0809 	 1,603
 Moderate Strategy Fund 	 162 	 10.98 	 0.1016 	 1,656
 California TF MM Fund 		 -   	 1.00 	 0.0001 	 215
 Prime Money Market Fund 	 22 	 1.00 	 0.0001 	 319,134
  Tax-Free Money Market Fund 	 -   	 1.00 	 - (a)  	  -
 New York TF MM Fund     	 3 	 1.00 	 0.0001 	 43,903
 Growth Fund 	 		 -   	 14.39 	 -   		 1,153
 Mid-Cap Fund 	 		 5 	 6.89 	 0.0070 	 758
 Opportunity Fund 	 	 -   	 9.37 	 -   		 1,239
 Overseas Equity Fund 	 	 98 	 4.07 	 0.0700 	 1,365
 U.S. Government MM Fund 	 31 	 1.00 	 0.0001 	 639,052
 U.S. Treasury MM Fund 	 	 16 	 1.00 	 0.0000 	 283,750
 Value Fund 	 		 21 	 11.98 	 0.0183 	 1,073

 Class B Shares
 Aggressive Strategy Fund 	 -   	 11.13 	 -   	 	 415
 Conservative Strategy Fund 	 35 	 10.55 	 0.0666 	 571
 Balanced  Strategy Fund 	 13 	 11.48 	 0.0123 	 1,152
 Moderate Strategy Fund 	 93 	 10.98 	 0.6553 	 1,491
 Prime Money Market Fund 	 -   	 1.00 	 0.0001 	 247
 New York TF MM Fund 	 	 -   	 1.00 	 0.0001 	 21
 Growth Fund 	 		 -   	 13.27 	 -   		 114
 Mid-Cap Fund 	 		 -   	 6.19 	 -   	 	 215
 Opportunity Fund 		 -   	 7.86 	 -   	 	 102
 Overseas Equity Fund 	 	10 	 3.57 	 0.0414 	 193
 U.S. Government MM Fund 	 -   	 1.00 	 0.0001 	 88
 U.S. Treasury MM Fund 		 -   	 1.00 	 0.0000 	 55
 Value Fund 	 		 -   	 11.41 	 -   	 	 28

 Class C Shares
 Aggressive Strategy Fund 	 -   	 11.13 	 -   		 46
 Conservative Strategy Fund 	 4 	 10.84 	 0.0703 	 64
 Balanced Strategy Fund 	 2 	 11.52 	 0.0138 	 218
 Moderate Strategy Fund 	 11 	 10.71 	 0.0670 	 168
 California TF MMFund 		 -   	 1.00 	 -   	 	 -
 Growth Fund 			 -   	 13.36 	 -   	 	 11
 Mid Cap Fund 			 -   	 6.26 	 -   	 	 2
 Prime Money Market Fund 	 16 	 1.00 	 0.0001 	 219,778
 NY TF MM Fund 			 -   	 1.00 	 -   		 -
 Opportunity Fund 		 -   	 8.02 	 -   		 41
 Overseas Equity Fund 		 1 	 3.87 	 0.0414 	 14
 U.S. Government MM Fund 	 -   	 1.00 	 0.0001 	 179
 U.S. Treasury MM Fund 	 	 -   	 1.00 	 0.0000 	 5,270
 Value Fund 			 -   	 11.49 	 -   	 	 7


 Class D Shares
 California TF MM Fund 	 	5 	 1.00 	 0.0001 	 43,801
 Prime Money Market Fund 	 131 	 1.00 	 0.0001 	 1,668,466
 New York TF MM Fund 	 	28 	 1.00 	 0.0001 	 373,032
 Tax-Free Money Market Fund 	 6 	 1.00 	 0.0001 	 66,433
 U.S. Government MM Fund 	 36 	 1.00 	 0.0001 	 662,070
 U.S. Treasury MM Fund 	 	46 	 1.00 	 0.0001 	 738,150

 Class I Shares
 Growth Fund 	 		-   	 14.54 	 -   		 3,123
 Mid Cap Fund 	 		33 	 7.09 	 0.0266 	 1,594
 Prime Money Market Fund 	3,552	 1.00 	 0.0005 	 5,547,253
 Tax-Free Money Market Fund 	 -   	 -   	 0.0001 	 -
 U.S. Government MM Fund 	1,937	 1.00 	 0.0003 	 6,607,140
 U.S. Treasury MM Fund 	 	136 	 1.00 	 0.0001 	 1,537,490
 Value Fund 	 		50 	 11.96 	 0.0313 	 1,640

 Class Y Shares
 California TF MM Fund 		 2 	 1.00 	 0.0001 	 4,205
 Prime Money Market Fund 	 86 	 1.00 	 0.0001 	 858,907
 New York TF MM Fund 	 	 22 	 1.00 	 0.0001 	 144,941
 Tax-Free Money Market Fund 	 36 	 1.00 	 0.0004 	 32,049
 U.S. Government MM Fund 	 186 	 1.00 	 0.0001 	 3,477,836
 U.S. Treasury MM Fund 	 	 49 	 1.00 	 0.0001 	 1,037,961

(a) Represents less than $0.00005.